UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2005

Gensym Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-2796	04-2932756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Second Avenue Burlington, MA	01803-4411
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 265-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 20, 2005, Gensym Corporation entered into an amendment (the “Amendment”) to the lease, dated as of June 27, 2000, with the N.W. Building 7 Trust relating to Gensym’s headquarters and principal operations facility. The original lease was for 27,250 square feet of space and had an expiration date of January 31, 2006, with an option to renew for an additional term of five years.

Under the Amendment, on February 1, 2006, Gensym will surrender 10,322 square feet of leased space and continue to lease the remaining 16,928 square feet of space. The Amendment extends the term of the lease by five years and two months, and the lease will expire on March 31, 2011. Under the Amendment, Gensym does not have any further right to extend the term of the lease.

The above description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Exhibit Description

10.1	First Amendment of Lease, dated December 20, 2005, by and between N.W. Building 7 Trust and Gensym Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENSYM CORPORATION

Date: December 21, 2005	By:	/s/ Stephen D. Allison
Name: Stephen D. Allison Title: Vice President, Finance and Chief Financial Officer